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                                                                   EXHIBIT 23.4

                      CONSENT OF GIBSON, DUNN & CRUTCHER

  The undersigned hereby consents to the use of our name in the Joint Proxy Statement/Prospectus included in this Registration Statement on Form S-4 of Sierra Health Services, Inc. under the captions "Summary", "Certain Federal Income Tax Consequences" and "Legal Matters."

  In giving this consent, we do not concede that we are among the class of persons whose consent is required under the Securities Act of 1933, as amended.

                                          Gibson, Dunn & Crutcher